Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Fannie Mae (formally, the Federal National Mortgage Association) for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David C. Benson, President and Interim Chief Executive Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/ David C. Benson
David C. Benson President and Interim Chief Executive Officer

Date: May 3, 2022

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.